PROSPECTUS dated March 29, 1995                   Pricing Supplement No. 37 to
PROSPECTUS SUPPLEMENT                                Registration No. 33-57833
Dated March 29, 1995                                          February 2, 1996
                                                                Rule 424(b)(3)

                         MORGAN STANLEY GROUP INC.
                       MEDIUM - TERM NOTES, SERIES C

Floating Rate Notes Due More Than 9 Months From Date of Issue

Principal Amount:              $10,000,000                  Annual Redemption Percentage
                                                            Reduction:                          N/A

Maturity Date:                 February 6, 2001             Interest Payment Dates:             The 3rd Wednesday of
                                                                                                February, May, August and
                                                                                                November

Interest Rate Basis:           _____CD Rate                 Interest Reset Dates:               Same as Interest Payment Dates
                               _____Commercial Paper
                                    Rate                    Interest Payment Period:            Quarterly
                               _____Federal Funds Rate
                                 X  LIBOR                   Interest Reset Period:              Quarterly
                               _____
                               _____Prime Rate
                               _____Treasury Rate           Interest Determination              Two London Banking Days prior
                                                            Dates:                              to the Interest Reset Date
                               _____Other
                                                            Settlement Date:                    February 8, 1996
                                                            (Original Issue Date)
Applicability of Modified
Banking Day Convention:        Yes
                                                            Ranking:                            Senior
Index Maturity:                3-Month
                                                            Calculation Agent:                  Chemical Bank
Spread:                        +0.25%
                                                            Book Entry Note or Certified:       Book Entry
Spread Multiplier:             N/A
                                                            Reporting Service:                  Telerate (page 3750)
Maximum Interest Rate:         N/A
                                                            Alternative Rate Event Spread:      N/A
Minimum Interest Rate:         N/A
                                                            Put/Call Date:                      N/A
Initial Repayment Date:        N/A
                                                            Put/Call Price:                     N/A
Initial Repayment
Percentage Reduction:          N/A                          Put/Call Modification:              N/A

Interest Accrual Date:         February 8, 1996             Initial Interest Reset Date:        May 15, 1996

Initial Interest Rate:         To be  determined on         Initial Redemption Percentage:      N/A
                               February 8, 1996

Initial Redemption Date:       N/A


 Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.



                              MORGAN STANLEY
                               Incorporated